THIRD AMENDMENT TO LEASE

This Third Amendment to Lease is made and entered into this ______ day of April, 2019, by and between Carson Portwall Management, LLC ("Landlord") and Englobal U.S., Inc. successor-by-merger to Englobal Systems, Inc. ("Tenant").

RECITALS

A. Landlord and Tenant entered into a Standard Commercial Lease dated November 12, 2008, which was amended by the First Amendment to Lease dated December 10, 2008, which was amended by the Second Amendment to Lease dated September 7, 2015 (collectively hereinafter referred to as the "Lease"), under the terms of which Landlord leased to Tenant and Tenant leased from Landlord 225 Portwall, Suite 200, Houston, Texas, 77029, as more particularly described in the Lease.

B. Landlord and Tenant wish to amend the Lease to relocate the Leased Premises, extend the Term, and make other related changes as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, Landlord and Tenant hereby agree as follows, effective as of the date hereof:

1. Effective July 1, 2019, the following Basic Lease Provisions set forth in Section 1.02, as amended, are hereby further amended to read in their entirety as follows:

(i)	Building Square Footage:	162,178
(ii)	Leased Premises:	221 Portwall Street, Suite 100, Houston, Texas 77029 as shown on the attached Exhibit A,
(iii)	Leased Premises Square Footage:	approximately 81,089 SF
(iv)	Tenant's Pro Rata Share:	50%
(v)	Termination Date:	June 30, 2022

2. Surrender of 225 Portwall, Suite 200, Houston, TX: On June 30, 2019, Tenant shall surrender to Landlord the Leased Premises located at 225 Portwall, Suite 200, Houston, TX, in accordance with the Lease (except for Section 13.01 for which Landlord has agreed to take responsibility, with the exception of removing the overhead crane which remains Tenant's responsibility).

3. Base Rent for the Leased Premises: Effective July 1, 2019, the Base Rent for the Leased Premises shall be as follows:

July 1, 2019 – June 30, 2020	$30,000 per month
July 1, 2020 – December 31, 2020	$30,700 per month
January 1, 2021 – June 30, 2021	$36,500 per month
July 1, 2021 – June 30, 2022	$37,400 per month

4. Tenant Improvements: Landlord, at their sole cost and expense, shall complete the following Tenant Improvements to 221 Portwall, Suite 100, as soon as reasonably possible:
   i. Install flooring in the office area
   ii. Upgrade power to 800 amps
   iii. Install a 20' H x 22 'W overhead door
   iv. Install a demising wall
   v. Install 3 fixture warehouse restroom
   vi. Upgrade T-5 lighting to 30 f.c. at 36" A.F.F. in approximately 25,000 SF of warehouse area

5. Brokerage Fee: Landlord and Tenant each represents and warrants that no brokerage commission, finder's fee or other compensation is due or payable with respect to this Third Amendment other than a fee payable to NKGF payable by Landlord. Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorney's fees and costs) incurred by such party by reason of any breach or inaccuracy of the representations and warranties contained in this Section 5.

6. Renewal Option: While this Lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have the right or option to extend the term of this Lease for two (2) additional terms of sixty (60) months each. Such extensions or renewals of the term shall be on the same terms, covenants and conditions as provided for in the then-current term except for tenant improvements and that the Base Rent during such renewal term shall be at the then-prevailing Fair Market Value rental rate for comparable properties in Near East Houston, but not less than the last month's rental rate. Notice of Tenant's intention to exercise the option must be given to Landlord in writing at least one hundred eighty (180) days prior to the expiration of the then-current term of this Lease. The renewal option contained herein shall automatically terminate upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Leased Premises, (3) the assignment of this Lease by Tenant, or, (4) the sublease by Tenant of the Leased Premises, or any portion thereof.

WAZ

7. Amendment Controlling: Landlord and Tenant hereby acknowledge and reaffirm all their respective rights, duties and obligations under the Lease including this Amendment. In the event of any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. Except as otherwise expressly provided herein, all defined terms shall have the meanings ascribed to them in the Lease.

MAC

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Lease to be executed as of the day hereinabove written.

LANDLORD

CARSON PORTWALL MANAGEMENT, LLC,
a Delaware limited liability company

By: Carson Estate Trust,
A Maryland Real Estate Investment Trust,
its managing member

By: ______________________

Title: Senior Vice President

By: ______________________
James D. Flynn
Title: President

TENANT

ENGLOBAL U.S., INC.,
successor-by-merger to
ENGLOBAL SYSTEMS, INC.

By: [signature]
Name: ~~Mark Hess~~ WILLIAM A. COSKEY
Title: ~~CFO~~ CEO

Guarantor hereby joins in this Amendment to acknowledge execution of this Amendment by Landlord and Tenant and to confirm that the Guaranty of Lease attached as Exhibit "E" to the Lease remains in full force and effect.

ENGLOBAL CORPORATION, INC.

By: [signature]
~~Mark Hess, Chief Financial Officer~~
WILLIAM A. COSKEY, CEO

EXIHIBIT A

Leased Premises effective July 1, 2019

221 Portwall, Suite 200, Houston, Texas 77029

